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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rules
    14a-6(e)(2) and 14c-5(d)(2))

[ ] Definitive Proxy/Information Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      UNITED PAN-EUROPE COMMUNICATIONS N.V.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

United Pan-Europe Communications - Notice of the Annual General Meeting of Shareholders to be Held on July 23, 1999

AMSTERDAM,  Netherlands, July 2 /PRNewswire/ -- United Pan-Europe Communications
(UPC) (Nasdaq: UPCOY - news) has issued a Proxy Statement in the United States to the holders of its shares that are traded on Nasdaq, advising them of its forthcoming Annual General Meeting and setting out the resolutions which the Board of Management propose should be voted upon at this meeting. This will be the first Annual General Meeting held by UPC since the Company's Initial Public Offering (IPO) in February 1999. The meeting will be held at The Okura Hotel, Ferdinand Bolstraat 333, Amsterdam, The Netherlands, on Friday July 23, 1999 at 2:00 PM local time. Apart from agenda items more customarily dealt with in an annual meeting of Dutch NV's, the agenda also contains the following items:

    1. The Company proposes that the Articles of Association be amended by the shareholders to allow for the issuance of a new class of shares with a nominal value of EUR 0.02, to increase the nominal value of all of the existing shares from EUR 0.30 to EUR 2.00, and to rename the existing shares as Ordinary Shares A. As a consequence of Netherlands law, the current shares would have 100 votes each against one vote per share in the new class of shares which will be known as Ordinary Shares B. The increase of the nominal value of the existing shares will be financed out of the distributable reserves of UPC.

        The two classes of Ordinary Shares will be otherwise identical, except that the Board of Management must obtain the approval of the holders of Ordinary Shares B prior to co-operating with a public offer for shares in the capital of the Company if the offer is either limited to the existing class of Ordinary Shares or the offer is not made on equal financial terms for the shares of both classes of Ordinary Shares.

        The new class of Ordinary Shares should be viewed as a potential equity financing instrument for UPC for future acquisitions and other purposes. UPC will consider the issuance of the new class of Ordinary Shares in the near future.

    2. The Company proposes the appointment of Mr. Charles H.R. Bracken to its Board of Management and the removal of Mr. J. Timothy Bryan from its Board of Management, since he is no longer employed by UPC.

        Charles H.R. Bracken, 33, was appointed Managing Director of Strategy, Acquisitions and Corporate Development for UPC in March 1999. From 1994 he held a number of appointments at Goldman Sachs International, in London, most recently as Executive Director, Communications, Media and Technology. While at Goldman Sachs, he was responsible for providing merger and corporate insurance advice to a number of communications companies including UPC.